Exhibit 10.8

Land Use Right Transfer Contract

Section 1 General Condition

1.	The Parties

Transferor: Taihu Weiqi Sporting Clothes Co., Ltd. (the “Party A”)

Transferee: Hongri (Fujian) Sporting Goods Co., Ltd. (the “Party B”)

According to the Law of Lands Administration of the People’s Republic of China (the “PRC”), Interim Regulations of the PRC Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas and the Contract Law of the PRC, and other applicable laws, regulations and local rules, the Parties fairly and voluntarily make and enter into this contract (the “Contract”) with a consideration and on a good faith basis.

2.

Party A will transfer (the “Transfer”) the Land Use Right under this Contract, which duly and legally assigned by the PRC state to Party A (the “Assignment”), to Party B in accordance with relevant laws and this Contract, while the ownership of such land is belong to the PRC.

3.

Party B acquired this Land Use Right as transferee, and can transfer, lease or mortgage such Land Use Right or utilize it for other economic purpose, and the legal right thereof will be protected by the law, except the activities in violation of the laws. Party B is obligated to appropriate develop, use and protect such land (the “Land”).

Section 2 Scope, Size and Term of the Land Proposed to Transferred

4.	Such proposed Land locates in the Taihu Economic Development Zone.

5.	The aggregate size of such Land mentioned in Provision 4 is 110,557.3 square meters.

6.

The Assignment term of such Land Use Right under the Assignment Contract is 50 years, and the term of such Land Use Right for Party B is the remainder calculated from the term specified under the Assignment Contract less the lapsed term which is utilized by Party A, i.e. from 1st December 2010 to 30th November 2060 (the “Term”).

Section 3 The Development and Utilization of the Land

7.

Within 7 days upon the execution of this Contract, the Parties shall identify each terminus on each boundary point on site in accordance with the coordinates marked on Boundary Map of Assigned Land which is as an appendix of this Contract. Party B shall duly protect the terminus from unauthorized movement, while if the terminus is destroyed or moved without authorization, Party B shall immediately report to Party A in writing for re-coordinating the boundary and recovering to the original position.

8.	If Party B intend to construct new building within and on such Land, it shall comply with the program requirement specified by the government.

9.	Party A shall actively collaborate and cooperate with Party B to undertake alteration of the registrant of such Land Use Right, otherwise will compensate the loss suffered by Party B.

10.

Any expenditure, cost and spending and tax which caused in the process of undertaking the alteration of registrant of such Land Use Right by Party B shall be burden and shared between the Parties according to related laws and regulations.

11.	Such Land under this Contract is for industry use.

Section 4 Delivery of the Land and Payment

12.

Party B agrees to make the payment in relation to such Transfer to Party A in accordance with this Contract (the “Transfer Payment”), including Land Use Right Assignment payment, Land Use expense, add value tax when Party B transfer this Land Use Right to the third party and other tax or expense imposed by relevant authorities .

13.	The Land Use Right Assignment payment under this Contract is RMB260,000.00 per mu (a Chinese unit of area, equal to 1/15 of a hectare or 1/6 an acre), and a lump sum of RMB43,117,000.00.

14.	Upon the Parties executing this Contract, Party B shall pay the Transfer Payment in the manner of cash or check, prior to 30th September, 2010 (the “Payment Date”).

15.	Party A consents to transfer such Land to Party B for utilization within 30 days upon the execution.

16.

Party B shall apply to undertake the alteration of registrant accordingly for the Certificate for Using the State-owned Land (the “Certificate”) within 90 days upon Party B fully making the Transfer Payment to Party A.

17.	Unless otherwise specified in this Contract, Party B shall pay the required expense to the bank account of Party A on or before the Payment Date under this Contract.

Section 5 Transfer, Lease and Mortgage of the Land Use Right

18.

Upon Party B acquiring the Certificate and the underlying Land Use Right, Party B is entitled to transfer, lease or mortgage the Land Use Right, in whole or in part, specified under this Contract. However such transfer, lease or mortgage shall not in violation of the laws, regulations and this Contract.

19.

If such Land Use Right transfer incurred, the rights and obligations under this Contract and related registration documents would transfer accordingly, under which circumstances the Term set forth in the Certificate will prevail.

20.

Once the expiration of the Term, if the user of such Land request further extension, he or she shall negotiate with relevant authorities who governs the Land but Party A in furtherance of the extension.

Section 6 Force Majeure

21.

Any Party shall not be obligated by failing to perform the obligation under this Contract, in whole or in part, due to the Force Majeure, however to the extent that can be satisfied, any Party shall carry out remedy measure necessarily to minimize the loss caused by such Force Majeure. Any Party can not be exempt if the Force Majeure occurred after the delay of the performance thereof.

Section 7 Liability for Breach

22.

If Party B makes the Transfer Payment in a timely basis and in accordance with this Contract, Party A shall deliver the Land Use Right properly and in time. Any extension of occupation of Party B due to the delayed delivery of such Land under this Contract by Party A shall be paid 5‰ of Transfer Payment for each extension day by Party A to Party B as penalty for default. If the delivery by Party A delayed more than 6 months, Party B have the right to release this Contract, which means that Party A shall refund the Transfer Payment made by Party B. Party B can claim for extra compensation and penalty for such default caused by Party A.

23.	Party shall develop this Land as per this Contract.

24.

If such Land delivered by Party A can not satisfied the condition under this Contract, it will be deemed as default of Party A. Party B is eligible to demand Party A to perform the obligation thereof accordingly and to compensate any direct loss suffered by virtue of the delay.

Section 8 Notice and Statement

25.	Any required or permitted notice and communication under this contract, regardless of the method, manner or way of the delivery, will be deemed as in validity upon the actual receipt.

26.

Any Party change the notice and communication address or bank or the bank account shall issue a notice to the other Party within 15 days upon the change . Any loss caused by delaying issuance of such notice shall be burdened by the default party.

27.	As entering into this Contract, Party A has the obligation to resolve and answer any questions with respect to this Contract issued by Party B.

Section 9 Applicable Law and Dispute Resolution

28.	This Contract and the establishment, validity, interpretation, performance and dispute resolution thereof is governed by the PRC laws and regulation.

29.	Any dispute arose from the performance of this Contract shall be negotiated by the Parties, or if no resolution reached, such dispute shall be resolved by filing a proceeding to relevant People Court.

Section 10 Supplementary Provision

30.	This Contract will take effect upon proper execution by the Parties.

31.	This Contract has four counterparts which has the same validity, and each Party will hold two of them.

32.	This Contract has 5 pages and the Chinese version prevail.

33.

Any amount and dimensions in this Contract shall be expressed both in Chinese capital and lowercase number, which is in consistent with each other. If any difference of this number exists, the capital number will prevail.

34.	This Contract is entered into as of 2nd September, 2010 at Taihu Town Anhui Province, the PRC.

35.	Any terms and condition unspecified in this Contract can be negotiated and agreed by the Parties as the appendix, which will have the same validity with this contract.

Party A Taihu Weiqi Sporting Clothes CO., Ltd.	Party B Hongri (Fujian) Sporting Goods Co., Ltd.

Legal Representative:	Legal Representative:

(Signature)	(Signature)